UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012

Great Wolf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin	53717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (608) 662-4700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously announced, Great Wolf Resorts, Inc. (the “Company”), had commenced  the solicitation of  consents (the “Consent Solicitation”) from the registered holders of its 10.875% First Mortgage Notes due 2017 (CUSIP No. 361990ABO) (the “Notes”) issued by GWR Operating Partnership, L.L.L.P and Great Wolf Finance, Corp. (the “Issuers”), for certain proposed amendments that would amend the definition of a “Change of Control” and effectuate certain other amendments to the indenture (the “Indenture”) governing the Notes that would modify certain covenants to provide the Issuers additional flexibility under the terms of the Indenture.  Pursuant to the terms and conditions of the consent solicitation statement, the Company announced on March 26, 2012, its intention to extend the Consent Solicitation to 5:00 p.m., New York City time, on Tuesday, March 27, 2012, unless further extended.  A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

The Registrants are furnishing this information under Item 7.01 of this report to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrants’ filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are included with this report and are being furnished solely for purposes of Item 7.01 of this Form 8-K:

Exhibit Number	Description

99.1	Press Release, issued March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

	By:	/s/ Timothy D. Black
Name: Timothy D. Black
Title: Executive Vice President

Date: March 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued March 26, 2012.